Exhibit 21.1

ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES(1)
As of December 31, 2018

Name	Jurisdiction of Incorporation
609 Capital Limited*	United Kingdom
Aerie Income LLC	Delaware
AG Australia Holdings Limited	Australia
Alopuc Limited*	United Kingdom
Alpha Insurance SA	Belgium
Arden Reinsurance Company Ltd.*	Bermuda
Arena SA*	Belgium
Atrium 1 Limited*	United Kingdom
Atrium 10 Limited*	United Kingdom
Atrium 2 Limited*	United Kingdom
Atrium 3 Limited*	United Kingdom
Atrium 4 Limited*	United Kingdom
Atrium 5 Limited*	United Kingdom
Atrium 6 Limited*	United Kingdom
Atrium 7 Limited*	United Kingdom
Atrium 8 Limited*	United Kingdom
Atrium 9 Limited*	United Kingdom
Atrium Group Services Limited*	United Kingdom
Atrium Insurance Agency (Asia) Pte. Ltd.*	Singapore
Atrium Insurance Agency Limited*	United Kingdom
Atrium Nominees Limited*	United Kingdom
Atrium Risk Management Services (British Columbia) Ltd.*	Canada
Atrium Risk Management Services (Washington) Ltd.*	Washington
Atrium Underwriters Limited*	United Kingdom
Atrium Underwriting Group Limited*	United Kingdom
Atrium Underwriting Holdings Limited*	United Kingdom
B.H. Acquisition Limited	Bermuda
Belmont Run-Off Limited	United Kingdom
Brake Systems, Inc.	Delaware
BWDAC, Inc.	Delaware
Cavell Holdings Limited	United Kingdom
Cavello Bay Reinsurance Limited	Bermuda
Chatsworth Limited	Bermuda
Clarendon National Insurance Company	Illinois
Copper Coast Funds ICAV	Ireland
CP Product, LLC	Virginia
Cranmore (UK) Limited	United Kingdom
Cranmore (US) Inc.	Delaware
Cranmore Asia Pte. Limited	Singapore
Cranmore Australia Pty Limited	Australia
Cranmore Europe BVBA	Belgium
Cranmore Insurance & Reinsurance Services Europe Limited	Ireland
DCo LLC	Virginia
DLCM No. 1 Limited	United Kingdom

DLCM No. 2 Limited	United Kingdom
DLCM No. 3 Limited	United Kingdom
Dunmore LLLP	Delaware
East Point Reinsurance Company of Hong Kong Limited	Hong Kong
Echlin Argentina S.A.*	Argentina
EFMG LLC	Virginia
Enstar (EU) Finance Limited	United Kingdom
Enstar (EU) Holdings Limited	United Kingdom
Enstar (EU) Limited	United Kingdom
Enstar (US Asia-Pac) Holdings Limited	United Kingdom
Enstar (US) Inc.	Delaware
Enstar Acquisitions Limited	United Kingdom
Enstar Asia Pacific Pty Ltd	Australia
Enstar Australia Holdings Pty Limited	Australia
Enstar Australia Limited	Australia
Enstar Financial Services, Inc.	Florida
Enstar Holdings (US) LLC	Delaware
Enstar Insurance Management Services Ireland Limited	Ireland
Enstar Limited	Bermuda
Enstar Malta Limited	Malta
Enstar USA, Inc.	Georgia
EPE, Inc.	California
Fitzwilliam Insurance Limited	Bermuda
Flight Operations, Inc.	Delaware
Friction Inc.	Delaware
Friction Materials, Inc.	Massachusetts
Global Legacy Acquisition L.P.*	Bermuda
Gordian Runoff Limited	Australia
Goshawk Dedicated Limited*	United Kingdom
Goshawk Insurance Holdings Limited*	United Kingdom
Guillamene Holdings Limited	Ireland
Harper Holding, S.à r.l.	Luxembourg
Harper Insurance Limited	Switzerland
Hong Kong Reinsurance Company Limited	Hong Kong
Inter-Ocean Reinsurance (Ireland) Limited	Ireland
KaylaRe Holdings Ltd.	Bermuda
KaylaRe Ltd.	Bermuda
Kenmare Holdings Ltd.	Bermuda
Kinsale Brokers Limited	United Kingdom
Knapton Holdings Limited	United Kingdom
Laguna Life Holdings Limited	Bermuda
Laguna Life Holdings S.à r.l.	Luxembourg
Lipe Corporation	Delaware
Lipe Rollway Mexicana S.A. de C.V.*	Mexico
Maiden Reinsurance North America, Inc.	Missouri
Malakite Underwriting Partners Limited*	Dubai
Mercantile Indemnity Company Limited	United Kingdom
Midland Brake, Inc.	Delaware
North Bay Holdings Limited*	Bermuda
Northshore Holdings Limited*	Bermuda

Paladin Managed Care Services, Inc.	California
Pavonia Life Insurance Company of New York	New York
Prattville Mfg., Inc.	Delaware
Providence Washington Insurance Company	Rhode Island
Regis Agencies Limited	United Kingdom
Reinz Wisconsin Gasket LLC	Delaware
River Thames Insurance Company Limited	United Kingdom
Rombalds Run-Off Limited	United Kingdom
SGL No.1 Limited	United Kingdom
SGL No.3 Limited	United Kingdom
Shelbourne Group Limited	United Kingdom
StarStone Bermuda Intermediaries Ltd.*	Bermuda
StarStone Corporate Capital 1 Limited*	United Kingdom
StarStone Corporate Capital 2 Limited*	United Kingdom
StarStone Corporate Capital Limited*	Ireland
StarStone Finance Limited*	United Kingdom
StarStone Insurance Bermuda Limited*	Bermuda
StarStone Insurance SE*	Liechtenstein
StarStone Insurance Services Limited*	United Kingdom
StarStone National Insurance Company*	Delaware
StarStone Specialty Holdings Limited*	Bermuda
StarStone Specialty Insurance Company*	Delaware
StarStone Specialty Insurance Company - Escritório de Representação no Brasil Ltda.*	Brazil
StarStone Underwriting Australia Pty Ltd*	Australia
StarStone Underwriting Limited*	United Kingdom
StarStone US Holdings, Inc.*	Delaware
StarStone US Intermediaries, Inc.*	New Jersey
StarStone US Services, Inc.*	New Jersey
Torus Business Solutions Private Ltd.*	India
United Brake Systems Inc.	Delaware
Vander Haeghen & Co SA*	Belgium
Woodstown LLLP	Delaware
Yosemite Insurance Company	Oklahoma

Notes:
(1) The subsidiary listing excludes noncontrolled entities and branches of subsidiaries. Subsidiaries marked with an asterisk are not wholly owned, directly or indirectly, by Enstar Group Limited.